Exhibit 10.9.2

AMENDMENT NO. 1

TO

THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Tessco Technologies Incorporated (the “Corporation”) and Robert B. Barnhill, Jr. (the “Executive”) wish to amend the Supplemental Executive Retirement Plan originally effective as of March 31, 1994, in order to comply with the final Regulations issued under Internal Revenue Code section 409A.

Accordingly, the Agreement is amended as follows, effective as of January 1, 2005:

1.                                       Article One is amended by adding the following definition to the end of that Section:

“Separation from Service” means a separation from service within the meaning of Internal Revenue Code section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services to 20% or less of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period during which the Executive performed services for the Corporation, if that is less than 36 months).  Any references in this Plan to the date the “Executive terminates service” or to “the Executive’s termination of Service” (or similar language) shall mean a Separation from Service.

2.                                       Section 3.01 is amended by adding the following to the end of that Section.

Notwithstanding the foregoing, if the Executive is a Specified Employee (as defined for purposes of Internal Revenue Code section 409A) and the Executive incurs a Separation from Service with the Corporation, payments under this Section due to a Separation of Service shall commence on the date which is six (6) months after the date of the Executive’s Separation from Service.

3.                                       Section 3.02 is amended by adding the following to the end of that Section:

All annuity forms of payment offered under this Plan shall be actuarial equivalent annuities and the same actuarial assumptions and methods shall be used in valuing each annuity.

Any election required to be made under this Section shall be at the time of initial enrollment in the Plan (or as otherwise required by Internal Revenue Code section 409A).  If the Executive fails to designate properly the distribution method for his or her benefit at the time of initial enrollment (or as otherwise required by Internal Revenue Code section 409A), (a) a married Executive will be deemed to have elected payment of his or her vested benefit in the form of a qualified joint and 50% survivor life annuity payable in monthly installments beginning on the date which is six (6) months after the date of the

Executive’s Separation from Service and adjusted to be the actuarial equivalent of a single life annuity and (b) if the Executive is not married, he will be deemed to have elected payment of his or her vested benefit in the form of a single life annuity payable in monthly installments beginning on the date which is six (6) months after the date of the Executive’s Separation from Service.  The Executive may change the default election at any time prior to the earlier of Separation from Service or the attainment of age 62 (or as otherwise permitted by Internal Revenue Code section 409A).  Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Corporation, the Participant may change the form of payment of distributions during 2008 (except that a Participant cannot in a year change payment elections with respect to payments that the Participant would otherwise receive in that same year, or make an election that causes payments scheduled for subsequent years to be made in the year the election is made), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

4.                                       Section 3.03(a) is amended by adding the following to the end of that Section:

Any death benefits payable under this Section shall commence on the first day of the month following the date of death unless the Executive is a Specified Employee (as defined for purposes of Internal Revenue Code section 409A), in which case, payments shall commence on the date which is six (6) months after the date of the Executive’s death.

5.                                       Section 3.03(b) and Section 3.03(c) are amended by adding the following to the end of each section.

Any death benefits payable under this Section shall commence on the later of the Participant’s Normal Retirement Date or the date which is six (6) months after the date of the Executive’s death.

IN WITNESS WHEREOF, the Executive and the Corporation have executed this Agreement as of the date first above written.

TESSCO TECHNOLOGIES INCORPORATED	EXECUTIVE:

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.